UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
April 20, 2009
Date of report (Date of earliest event reported)
HUTCHINSON TECHNOLOGY INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-14709	41-0901840

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West Highland Park Drive N.E.,	55350

(Address of Principal Executive Offices)	(Zip Code)
(320) 587-3797
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 20, 2009, our Board of Directors, upon the recommendation of our Board Compensation Committee, adopted an amended and restated Severance Pay Plan (as amended and restated, the “Plan”), effective April 20, 2009. Definitions of benefits by position level were added to the Plan to align with market practices and help retain employees, in plant manager or director positions and above, as we continue to respond to changing business and economic conditions. The amendment also adjusted the cash payment available under the Plan intended to assist employees with COBRA premiums to reflect changes under the American Recovery and Reinvestment Act.
Participants in the Plan include regular U.S-based, full-time employees and hourly employees who have been with the Company more than 56 days. If a person otherwise eligible to participate in the Plan is a party to a special severance arrangement or a written employment agreement that does not specifically provide for participation in the Plan, then that person is not eligible to participate in the Plan until the termination or expiration of the special arrangement or individual agreement. As of the date of this Current Report on Form 8-K, all of the Company’s executive officers are participants in the Plan.
Under the terms of the Plan, a participant will receive severance benefits if their employment is terminated by us as a result of a “severance event” (as determined by our management) and upon execution of a release agreement provided by the Company. Examples of a severance event include closure of the facility at which a participant works or elimination of a participant’s position as a result of a permanent reduction in our workforce or an organizational change. With the exception of outplacement services, all benefits will be provided in a single lump sum payment.

Position Level		Brief Description of Benefits for Eligible Participant

Chief Executive Officer, Chief Financial Officer, Chief Technology Officer, and Presidents (Company and Divisional)	•	1.5 times the participant’s annual “base pay”;
	•	the participant’s “average bonus” based on the three immediately prior annual bonus periods;
	•	total premiums for 12 months of coverage under our group benefit plan(s), as applicable; and
	•	outplacement services for 12 months

Vice Presidents	•	1 times the participant’s annual “base pay”;
	•	the participant’s “average bonus” based on the three immediately prior annual bonus periods;
	•	total premiums for 6 months of coverage under our group benefit plan(s), as applicable; and
	•	outplacement services for 6 months

Directors and Plant Managers	•	26 weeks of “base pay” plus an additional week of pay for each year of service beyond 10 years (subject to a maximum of 52 weeks);
	•	total premiums for 2 months of coverage under our group benefit plan(s), as applicable; and
	•	outplacement services for 3 months

Below Director or Plant Manager	•	60 hours of “base pay” for each year of service; and
	•	35% of total premiums for 2 months of coverage under our group benefit plan(s), as applicable
Our Board may amend, modify, suspend or terminate the Plan and disqualify employees from eligibility under the Plan at any time for any reason or no reason with or without notice.
The discussion in this Item 5.02 is qualified in its entirety by reference to the Plan, which is incorporated by reference and filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1	Hutchinson Technology Incorporated Severance Pay Plan (As Amended and Restated Effective April 20, 2009)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HUTCHINSON TECHNOLOGY INCORPORATED

Date: April 24, 2009	/s/ John A. Ingleman
John A. Ingleman
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing

10.1	Hutchinson Technology Incorporated Severance Pay Plan (As Amended and Restated Effective April 20, 2009)	Filed Electronically